                                                                     EXHIBIT 1.1
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                                  AZURIX CORP.
                            (a Delaware corporation)



                        29,280,000 Shares of Common Stock





                             U.S. PURCHASE AGREEMENT








Dated: June __, 1999


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                                TABLE OF CONTENTS


U.S. PURCHASE AGREEMENT...............................................................................1

SECTION 1.        Representations and Warranties......................................................4
         (a)      Representations and Warranties of the Company.......................................4
                  (i)      Compliance with Registration Requirements..................................4
                  (ii)     Independent Accountants....................................................5
                  (iii)    Financial Statements.......................................................5
                  (iv)     No Material Adverse Change in Business.....................................6
                  (v)      Good Standing of the Company...............................................6
                  (vi)     Good Standing of Subsidiaries..............................................6
                  (vii)    Capitalization.............................................................7
                  (viii)   Authorization of Agreement.................................................7
                  (ix)     Authorization and Description of Securities................................7
                  (x)      Absence of Defaults and Conflicts..........................................7
                  (xi)     Absence of Labor Dispute...................................................8
                  (xii)    Absence of Proceedings.....................................................8
                  (xiii)   Accuracy of Exhibits.......................................................9
                  (xiv)    Possession of Intellectual Property........................................9
                  (xv)     Absence of Further Requirements............................................9
                  (xvi)    Possession of Licenses and Permits.........................................9
                  (xvii)   Title to Property.........................................................10
                  (xviii)  Investment Company Act....................................................10
                  (xix)    Compliance with Particular Laws...........................................10
                  (xx)     Registration Rights.......................................................11
                  (xxi)    Taxes.....................................................................11
                  (xxii)   Public Utilities Holding Company..........................................11
         (b)      Representations, Warranties and Agreements Relating to Enron and the Selling
                  Stockholder........................................................................11
                  (i)      Authorization of Agreements...............................................11
                  (ii)     Good and Marketable Title.................................................12
                  (iii)    Due Execution and Delivery of Power of Attorney and Custody Agreement
                                                                                                     12
                  (iv)     Absence of Manipulation...................................................13
                  (v)      Absence of Further Requirements...........................................13
                  (vi)     Absence of Defaults and Conflicts.........................................13
                  (vii)    Restriction on Sale of Securities.........................................13
                  (viii)   Certificates Suitable for Transfer........................................14
                  (ix)     No Association with NASD..................................................14


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
         (c)      Officer's Certificates............................................................14

SECTION 2.  Sale and Delivery to U.S. Underwriters; Closing.........................................14
         (a)      Initial U.S. Securities...........................................................14
         (b)      U.S. Option Securities............................................................15
         (c)      Payment...........................................................................15
         (d)      Denominations; Registration.......................................................16

SECTION 3.  Covenants of the Company................................................................16
         (a)      Compliance with Securities Regulations and Commission Requests....................16
         (b)      Filing of Amendments..............................................................17
         (c)      Delivery of Registration Statements...............................................17
         (d)      Delivery of Prospectuses..........................................................17
         (e)      Continued Compliance with Securities Laws.........................................17
         (f)      Blue Sky Qualifications...........................................................18
         (g)      Rule 158..........................................................................18
         (h)      Use of Proceeds...................................................................18
         (i)      Listing...........................................................................18
         (j)      Restriction on Sale of Securities.................................................18
         (k)      Reporting Requirements............................................................19
         (l)      Compliance with NASD Rules........................................................19
         (m)      Compliance with Rule 463..........................................................19

SECTION 4.  Payment of Expenses.....................................................................19
         (a)      Expenses..........................................................................19
         (b)      Expenses of the Selling Stockholder...............................................20
         (c)      Termination of Agreement..........................................................20
         (d)      Allocation of Agreement...........................................................20

SECTION 5.  Conditions of Underwriters' Obligations.................................................20
         (a)      Effectiveness of Registration Statement...........................................20
         (b)      Opinions of Counsel for Company and the Selling Stockholder.......................21
         (c)      Opinion of Andrews & Kurth L.L.P..................................................21
         (d)      Officers' Certificate.............................................................21
         (e)      Certificate Relating to Selling Stockholder.......................................22
         (f)      Accountants' Comfort Letters......................................................22
         (g)      Bring-down Comfort Letters........................................................22
         (h)      Approval of Listing...............................................................22
         (i)      No Objection......................................................................22
         (j)      Lock-up Agreements................................................................22
         (k)      Conditions to Purchase of U.S. Option Securities..................................23


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
                  (i)      Officers' Certificate........................................................23
                  (ii)     Certificate Relating to Selling Stockholder..................................23
                  (iii)    Opinion of Vinson & Elkins L.L.P.............................................23
                  (iv)     Opinion of Company General Counsel...........................................23
                  (v)      Opinion of Company English Counsel...........................................23
                  (vi)     Opinion of Enron General Counsel.............................................23
                  (vii)    Opinion of Andrews & Kurth L.L.P.............................................23
                  (viii)   Bring-down Comfort Letters...................................................24
         (l)      Purchase of Initial International Securities..........................................24
         (m)      Additional Documents..................................................................24
         (n)      Termination of Agreement..............................................................24

SECTION 6.  Indemnification.............................................................................24
         (a)      Indemnification of U.S. Underwriters..................................................24
         (b)      Indemnification of Company, Directors and Officers and Selling Stockholder............26
         (c)      Actions against Parties; Notification.................................................26
         (d)      Settlement without Consent if Failure to Reimburse....................................27
         (e)      Indemnification for Reserved Securities...............................................28

SECTION 7.  Contribution................................................................................28

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery..............................29

SECTION 9.  Termination of Agreement....................................................................30
         (a)      Termination; General..................................................................30
         (b)      Liabilities...........................................................................30

SECTION 10.  Default by One or More of the U.S. Underwriters............................................30

SECTION 11.  Default by the Selling Stockholder.........................................................31

SECTION 12.  Notices....................................................................................32

SECTION 13.  Parties....................................................................................32

SECTION 14.  GOVERNING LAW AND TIME.....................................................................32

SECTION 15.  Effect of Headings.........................................................................32



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
         SCHEDULES

                  Schedule A - List of Underwriters..................................................Sch A-1
                  Schedule B - Securities to be Sold by the Company and
                          and the Selling Stockholder................................................Sch B-1
                  Schedule C - Public Offering Price.................................................Sch C-1
                  Schedule D - List of Persons Subject to Lock-up....................................Sch D-1

         EXHIBITS

                  Exhibit A-1 - Form of Opinion of Vinson & Elkins L.L.P...............................A-1-1
                  Exhibit A-2 - Form of Opinion of John C. Ale, Esq....................................A-2-1
                  Exhibit A-3 - Form of Opinion of Linklaters & Paines.................................A-3-1
                  Exhibit A-4 - Form of Opinion of James V. Derrick, Jr., Esq..........................A-4-1
                  Exhibit B - Form of Lock-up Letter.....................................................B-1



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                                  AZURIX CORP.

                            (a Delaware corporation)

                        29,280,000 Shares of Common Stock

                           (Par Value $.01 Per Share)

                             U.S. PURCHASE AGREEMENT

                                                                   June __, 1999

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
PaineWebber Incorporated
BT Alex. Brown Incorporated
Banc of America Securities LLC
   as U.S. Representatives of the several U.S. Underwriters
c/o  Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         Azurix Corp., a Delaware corporation (the "Company"), and Atlantic Water Trust, a Delaware statutory business trust (the "Selling Stockholder"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other U.S. underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Credit Suisse First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation, PaineWebber Incorporated and Banc of America Securities, LLC are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to
(i) the sale by the Company and the Selling Stockholder, acting severally and not jointly, and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in Schedules A and B hereto and
(ii) the grant by the Selling Stockholder to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 4,392,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 29,280,000 shares of Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 4,392,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities."

         It is understood that the Company and the Selling Stockholder are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for (i) the offering by the Company and the Selling Stockholder of an aggregate of 7,320,000 shares of Common Stock (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International, Credit Suisse First Boston (Europe) Limited, Donaldson, Lufkin & Jenrette International, PaineWebber International (U.K.) Limited, ABN AMRO Rothschild and HSBC Investment Banking, Inc. are acting as lead managers (the "Lead Managers") and (ii) the grant by the Selling Stockholder to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 1,098,000 additional shares of Common Stock solely to cover overallotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called collectively the "International Securities." It is understood that the Company and the Selling Stockholder are not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

         The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters," the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities," and the U.S. Securities and the International Securities are hereinafter collectively called the "Securities."

         The Underwriters will concurrently enter into an Intersyndicate Agreement dated the date hereof (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch (in such capacity, the "Global Coordinator").

         The Company and the Selling Stockholder understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

         The Company and the U.S. Underwriters agree that up to 2,928,000 shares of the Initial U.S. Securities to be purchased by the U.S. Underwriters and that up to 732,000 shares of the Initial International Securities to be purchased by the International Managers (collectively, the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees of the Company and its subsidiaries (and certain employees of subsidiaries of Enron Corp.), as part of the


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distribution of the Securities by the Underwriters, subject to the terms of this
Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible persons by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-74379) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated May 21,1999 and the preliminary International Prospectus dated May 21, 1999, respectively, each together with the applicable Term Sheet, and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration


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Statement, any preliminary prospectus, the U.S. Prospectus, the International
Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  SECTION 1.  Representations and Warranties.

                  (a) Representations and Warranties of the Company. The Company represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each U.S. Underwriter, as follows:

                  (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectuses, any preliminary prospectuses and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses and such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither of the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectuses or any such amendments or supplements thereto were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different," as such term is used in Rule 434, from the


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         prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or either of the Prospectuses made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter or by the Selling Stockholder expressly for use in the Registration Statement or the Prospectuses.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) Financial Statements. The consolidated financial statements of the Company included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries (as such term, when used herein with lower case, is defined in Rule 1-02(x) of Regulation S-X) at the dates indicated and the statement of operations, stockholder's equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the consolidated financial statements of Wessex Water Ltd, an English limited company ("Wessex"), included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of Wessex and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flow of Wessex and its consolidated subsidiaries for the periods specified; and all of such financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements of the Company and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the


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         adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change (or development involving a prospective material adverse change) in the financial condition, earnings, business affairs or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vi) Good Standing of Subsidiaries. Each of Wessex, Wessex Water Services Ltd, SC Technology AG, Azurix Europe Ltd, Philip Utilities Management Corporation, CDM Philip, Inc. and each of any other subsidiaries of the Company that constitutes a "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation, limited company, or other business entity, as the case may be, in good standing, where applicable, under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation, limited company or other business entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Exhibit 21 to the Registration Statement lists all the subsidiaries of the Company required to be so listed.

                  (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Option Securities to be purchased by the Underwriters from the Selling Shareholder, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (viii) Authorization of Agreement. This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

                  (ix) Authorization and Description of Securities. The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth in this Agreement and in the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance by the Company of this Agreement and the International Purchase Agreement and the consummation by the Company of the transactions contemplated in this Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement and the International Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter or by-laws or other organizational documents of the Company or any subsidiary or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except, in the case of clauses (i) and (ii), for such violations that would not result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) of the Company, any of its subsidiaries, or of Marlin Water Trust the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (xi) Absence of Labor Dispute. Except as described in the Registration Statement, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xii) Absence of Proceedings. Except as described in the Registration Statement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement, or which is reasonably expected to result in a Material Adverse Effect, or which is reasonably expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, is not reasonably expected to result in a Material Adverse Effect.

                  (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess or hold under valid license, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice that the Company has evidence is valid or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate would result in a Material Adverse Effect.

                  (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

                  (xvi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, franchises, concessions, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such

         Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and, except as disclosed in the Registration Statement, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xvii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property material to the business of the Company and its subsidiaries, considered as one enterprise, and owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except such as, singly or in the aggregate, would not have or result in a Material Adverse Effect.

                  (xviii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xix) Compliance with Particular Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of (i) any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), or (ii) any provisions of the United States Foreign

         Corrupt Practices Act ("FCPA"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law or the FCPA against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xx) Registration Rights. Except as described in the Registration Statement and the Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxi) Taxes. The Company and its Subsidiaries have filed or caused to be filed all United States federal income tax returns and all other material domestic and foreign tax returns and reports which are required to be filed by them and have paid or provided for the payment, before the same become delinquent, of all taxes (including related fees, fines, penalties and interest, if any) due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes, are adequate, in the opinion of the Company, to the extent required by GAAP.

                  (xxii) Public Utilities Holding Company. Each of the Company and its subsidiaries is not subject to, or is exempt from, regulation as a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company" or an "affiliate" of a "subsidiary company" of a "holding company," in each case as such terms are defined in the United States Public Utility Holding Company Act of 1935, as amended.

                  (b) Representations, Warranties and Agreements Relating to Enron and the Selling Stockholder. Enron Corp., an Oregon corporation ("Enron"), represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Stockholder is selling U.S. Option Securities on a Date of Delivery, if any, as of each such Date of Delivery, and agrees with each U.S. Underwriter, as follows:

                  (i) Authorization of Agreements. The Selling Stockholder has the full right, power and authority to enter into this Agreement and a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the U.S. Securities to be sold by the Selling Stockholder hereunder. The execution and delivery of this Agreement and the Power of Attorney and the Custody Agreement and the sale and delivery of the U.S. Securities to be sold by the Selling Stockholder and the consummation of the transactions contemplated herein and the compliance by the Selling Stockholder with its obligations hereunder have been duly authorized by the Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the U.S. Securities to be sold by the Selling Stockholder or any property or assets of the Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound, or to which the property or any assets of the Selling Stockholder is subject (collectively, "Selling Stockholder Agreements and Instruments"), except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a material adverse effect on the Selling Stockholder, nor will such action result in any violation of (i) the provisions of the trust agreement or other organizational instrument of the Selling Stockholder, if applicable, or (ii) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of its properties, except in the case of clause (ii), for such violations that would not result in a material adverse effect on the Selling Stockholder.

                  (ii) Good and Marketable Title. The Selling Stockholder has and will at the Closing Time and, if any Option Securities are purchased, on the Date of Delivery have good and marketable title to the U.S. Securities to be sold by the Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such U.S. Securities and payment of the purchase price therefore as herein contemplated, assuming each such U.S. Underwriter has no notice of any adverse claim, each of the U.S. Underwriters will receive good and marketable title to the U.S. Securities purchased by it from the Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                  (iii) Due Execution and Delivery of Power of Attorney and Custody Agreement. The Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the U.S. Representatives, the Custody Agreement and Power of Attorney with James
         V. Derrick, Jr., Jeffrey McMahon and Andrew S. Fastow, each as attorney-in-fact (each an "Attorney-in-Fact") and First Chicago Trust Company of New York as custodian (the "Custodian"); the Custodian is authorized to deliver the U.S. Securities to be sold by the Selling Stockholder hereunder and to accept payment therefor; and the Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(e) or that may be required pursuant to Section 5(k)(ii) on behalf of the Selling Stockholder, to sell, assign and transfer to the U.S. Underwriters the U.S. Securities to be sold by the Selling Stockholder hereunder, to determine the purchase price to be paid by the

         U.S. Underwriters to the Selling Stockholder, as provided in Section 2(a) hereof, to authorize the delivery of the U.S. Securities to be sold by the Selling Stockholder hereunder, to accept payment therefor, and otherwise to act on behalf of the Selling Stockholder in connection with this Agreement.

                  (iv) Absence of Manipulation. The Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the U.S. Securities.

                  (v) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Stockholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the U.S. Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state or foreign securities laws.

                  (vi) Absence of Defaults and Conflicts. The Selling Stockholder is not in violation of its trust agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Selling Stockholder Agreements and Instruments which violation or default could have a Material Adverse Effect on the Company and its subsidiaries or result in a Repayment Event; and the execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement and in the Registration Statement (including the sale of Securities by the Selling Stockholder as described in the Prospectus) and compliance by the Selling Stockholder with its obligations under this Agreement and the International Purchase Agreement will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under the Selling Stockholder Agreements and Instruments, or result in the erection or imposition of any lien, charge or encumbrance upon any property or asset, of the Selling Stockholder, or the Company or its subsidiaries, pursuant to the Selling Stockholder Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect on the Company or its subsidiaries).

                  (vii) Restriction on Sale of Securities. Except as may be provided under Section 6.02 of the Amended and Restated Trust Agreement of Marlin Water Trust or Section 9.03 of the Amended and Restated Trust Agreement of Atlantic Water Trust, during a period of 180 days from the date of the Prospectus, Enron and the Selling Stockholder will not, and Enron shall cause its subsidiaries not to, without the prior written consent of Merrill Lynch,

         (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or later acquired by Enron, any of its subsidiaries or the Selling Stockholder or with respect to which Enron, its subsidiaries, or the Selling Stockholder acquires the power of disposition, or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder or under the International Purchase Agreement.

                  (viii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by the Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

                  (ix) No Association with NASD. Except for ECT Securities Limited Partnership, a subsidiary of Enron, neither the Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

                  (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholder as such and delivered to the U.S. Representatives or to counsel for the U.S. Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Stockholder to the U.S. Underwriters as to the matters covered thereby.

                  SECTION 2.  Sale and Delivery to U.S. Underwriters; Closing.

                  (a) Initial U.S. Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholder, severally and not jointly, agree to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the

Company and the Selling Stockholder, at the price per share set forth in Schedule C, that proportion of the number of Initial U.S. Securities set forth in Schedule B opposite the name of the Company or the Selling Stockholder, as the case may be, which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial U.S. Securities, subject, in each case, to such adjustments among the U.S. Underwriters as the U.S. Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

                  (b) U.S. Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 4,392,000 shares of Common Stock as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company and the Selling Stockholder setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

                  (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Andrews & Kurth L.L.P., 4200 Chase Tower, 600 Travis, Houston, Texas 77002, or at such other place as shall be agreed upon by the Global Coordinator, the Company and the Selling Stockholder, at 8:00 A.M. (Houston time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator, the Company and the Selling Stockholder (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator, the Company and the Selling Stockholder, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company and the Selling Stockholder.

         Payment shall be made to the Company and the Selling Stockholder by wire transfer of immediately available funds to respective bank accounts designated by the Company and the Selling Stockholder, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as the representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

                  (d) Denominations; Registration. Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in The City of New York not later than 10:00 A.M. (New York time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

                  SECTION 3. Covenants of the Company. The Company covenants with each U.S. Underwriter as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall reasonably object.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the written opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the written opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request; provided, however, that the U.S. Underwriters shall bear all the expenses of the Company incurred pursuant to this clause (e) on or after the 9 month anniversary of this agreement.

                  (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

                  (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

                  (i) Listing. The Company will use its best efforts to effect the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

                  (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global

Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the International Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan and (E) any shares of Common Stock or any securities convertible or exchangeable into Common Stock issued as payment of any part of the purchase price for businesses which are acquired by the Company (provided, however, that such shares shall be subject to restrictions that will prohibit the transfer thereof until after the expiration of the 180-day lock-up period described in the preceding sentence).

                  (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

                  (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

                  (m) Compliance with Rule 463. The Company will file with the Commission such information regarding the use of the net proceeds from the sale of the Securities as may be required pursuant to Rule 463 of the 1933 Act Regulations.

                  SECTION 4.  Payment of Expenses.

                  (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, except as provided in Section 3(e), (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to the review by the NASD of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

                  (b) Expenses of the Selling Stockholder. The Selling Stockholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the U.S. Securities to the U.S. Underwriters and (ii) the fees and disbursements of its counsel and accountants.

                  (c) Termination of Agreement. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5,
Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

                  (d) Allocation of Agreement. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholder may make for the sharing of such costs and expenses.

                  SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several U.S. Underwriters to purchase securities hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) Opinions of Counsel for Company and the Selling Stockholder. At Closing Time, the U.S. Representatives shall have received the favorable opinions, dated as of Closing Time, of each of (i) Vinson & Elkins L.L.P., counsel for the Company and the Selling Stockholder, (ii) John C. Ale, Executive Director and General Counsel of the Company, (iii) Linklaters & Paines, English counsel for the Company and its subsidiaries and (iv) James V. Derrick, Jr., Senior Vice President and General Counsel of Enron, in form satisfactory to Andrews & Kurth L.L.P., counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits A-1, A-2, A-3 and A-4 hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States, the General Corporation Law of the State of Delaware and, with respect to the opinions described under (ii) and (iii) above, English law, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (c) Opinion of Andrews & Kurth L.L.P. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Andrews & Kurth L.L.P., counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters with respect to the matters set forth in clauses (i), (ii),
(v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), and (ix) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock") of Exhibits A-2 hereto and clauses (i), (ii) and (iii) and the penultimate paragraph of Exhibit A-1 hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Texas, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the Chief Executive Officer, the Chief Financial Officer or an Executive Director of the Company and of the chief financial (unless he is already certifying) or chief accounting officer of the Company, on behalf of the Company dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

                  (e) Certificate Relating to Selling Stockholder. At Closing Time, the U.S. Representatives shall have received a certificate executed by an executive officer of Enron or one of the Powers of Attorney, on behalf of the Selling Stockholder, dated as of Closing Time, to the effect that (i) the representations and warranties of the Selling Stockholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

                  (f) Accountants' Comfort Letters. At the time of the execution of this Agreement, the U.S. Representatives shall have received from each of (i) Arthur Andersen LLP and (ii) PriceWaterhouseCoopers Chartered Accountants, a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

                  (g) Bring-down Comfort Letters. At Closing Time, the Representatives shall have received from each of (i) Arthur Andersen LLP and
(ii) PriceWaterhouseCoopers Chartered Accountants, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in their respective letters furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (h) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                  (i) No Objection. The NASD has confirmed that it has not raised any objections with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (j) Lock-up Agreements. At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.

                  (k) Conditions to Purchase of U.S. Option Securities. In the event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of Enron, the Company and the Selling Stockholder contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Stockholder hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                  (ii) Certificate Relating to Selling Stockholder. A certificate, dated such Date of Delivery, of an executive officer of Enron confirming that the certificate delivered at Closing Time pursuant to Section 5(e) remains true and correct as of such Date of Delivery.

                  (iii) Opinion of Vinson & Elkins L.L.P. The favorable opinion of Vinson & Elkins L.L.P. counsel for the Company and the Selling Stockholder, in form and substance satisfactory to Andrews & Kurth L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
         Section 5(b)(i) hereof.

                  (iv) Opinion of Company General Counsel. The favorable opinion of John C. Ale, General Counsel of the Company, in form and substance satisfactory to Andrews & Kurth L.L.P., counsel for the Underwriters, dated as of such Date of Delivery, relating to the U.S. Option Securities to be purchased as of such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof.

                  (v) Opinion of Company English Counsel. The favorable opinion of Linklaters & Paines, English counsel of the Company, in form and substance satisfactory to Andrews & Kurth L.L.P., counsel for the Underwriters, dated as of such Date of Delivery, relating to the U.S. Option Securities to be purchased as of such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(iii) hereof.

                  (vi) Opinion of Enron General Counsel. The favorable opinion of James V. Derrick, Jr., Vice President and General Counsel of Enron, in form and substance satisfactory to Andrews & Kurth L.L.P., counsel for the Underwriters, dated as of such Date of Delivery, relating to the U.S. Option Securities to be purchased as of such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(iv) hereof.

                  (vii) Opinion of Andrews & Kurth L.L.P. The favorable opinion of Andrews & Kurth L.L.P., counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (viii) Bring-down Comfort Letters. A letter from each of Arthur Andersen LLP and PriceWaterhouse Coopers Chartered Accountants, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (l) Purchase of Initial International Securities. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

                  (m) Additional Documents. At Closing Time and at each Date of Delivery, Andrews & Kurth L.L.P., counsel for the U.S. Underwriters, shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the U.S. Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the U.S. Securities as herein contemplated shall be satisfactory in form and substance to the U.S. Representatives and Andrews & Kurth L.L.P.

                  (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant U.S. Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

                  SECTION 6.  Indemnification.

                  (a) Indemnification of U.S. Underwriters. The Company and Enron, jointly and severally, agree to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation by the Company, Enron or the Selling Stockholder of any applicable laws or regulations of foreign jurisdictions in connection with the offering of the Reserved Securities and (B) any untrue statement or alleged untrue statement of a material fact in the supplement or prospectus wrapper material distributed in foreign jurisdictions in connection with the reservation and sale of the Reserved Securities to employees and officers and directors of the Company and its subsidiaries and certain employees of subsidiaries of Enron Corp. or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectuses or any preliminary prospectus, not misleading;

                  (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Stockholder; and

                  (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), (ii) or
         (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto); and provided further that neither the Company nor Enron will be liable to any Underwriter with respect to any Prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date, a copy of the final Prospectus, as then amended or supplemented if the Company has previously furnished copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the Preliminary Prospectus which was corrected in the final Prospectus as, if applicable, amended or supplemented prior to the Closing Time and such final Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

                  (b) Indemnification of Company, Directors and Officers and Selling Stockholder. Each U.S. Underwriter severally agrees to indemnify and hold harmless Enron, the Company, and their respective directors, each of their officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the Selling Stockholder and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and Enron and each person, if any, who controls Enron within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the

Company by such U.S. Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

                  (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the U.S. Representatives in the case of paragraph (a) of this Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

                  (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request, in writing to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the officers, directors or employees of Enron, the Company or their subsidiaries to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

                  SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the U.S. Underwriters on the other hand from the offering of the U.S. Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company and the Selling Stockholder on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholder and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

                  The relative fault of the Company and the Selling Stockholder on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A) hereof.

                  The Company, the Selling Stockholder and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, the Selling Stockholder or Enron, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the Selling Stockholder or Enron, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, the Selling Stockholder or Enron, as the case may be. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

                  The provisions of this Section shall not affect any agreement among the Company, Enron and the Selling Stockholder with respect to contribution.

                  SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the U.S. Underwriters.

                  SECTION 9.  Termination of Agreement.

                  (a) Termination; General. The U.S. Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

                  (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

                  SECTION 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either the U.S. Representatives or the Company and the Selling Stockholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 10.

                  SECTION 11. Default by the Selling Stockholder. If the Selling Stockholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of U.S. Securities which the Selling Stockholder is obligated to sell hereunder, then the U.S. Underwriters may, at option of the U.S. Representatives, by notice from the U.S. Representatives to the Company, either
(a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the U.S. Securities which the Company has agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve the Selling Stockholder so defaulting from liability, if any, in respect of such default.

                  In the event of a default by the Selling Stockholder as referred to in this Section 11, each of the U.S. Representatives and the Company shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

                  If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of U.S. Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

                  SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives, c/o Merrill Lynch & Co., at North Tower, World Financial Center, New York, New York 10281-1201; attention of Raymond L. M. Wong. Notices to the Company shall be directed to it at 333 Clay, 10th Floor, Houston, Texas 77002; attention of John C. Ale. Notices to Enron or the Selling Stockholder shall be directed to Enron at 1400 Smith Street, Houston, Texas 77002; attention of Rex R. Rogers.

                  SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the U.S. Underwriters, the Company, Enron and the Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company, Enron and the Selling Stockholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company, Enron and the Selling Stockholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW YORK.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF
DAY REFER TO NEW YORK CITY TIME.

                  SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters and the Company in accordance with its terms.

                                   Very truly yours,

                                   AZURIX CORP.
                                   (the "Company")


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   ATLANTIC WATER TRUST
                                   (the "Selling Stockholder")


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   ENRON CORP.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                            INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
PAINEWEBBER INCORPORATED
BT ALEX. BROWN INCORPORATED
BANC OF AMERICA SECURITIES LLC

By:   Merrill Lynch, Pierce, Fenner & Smith
                       Incorporated

By:
   -----------------------------------------
      Authorized Signatory

For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                                                      SCHEDULE A



                                                                      NUMBER OF
                                                                    INITIAL U.S.
          NAME OF U.S. UNDERWRITER                                   SECURITIES
          ------------------------                                   ----------

Merrill Lynch, Pierce, Fenner & Smith
          Incorporated.......................................
Credit Suisse First Boston Corporation.......................
Donaldson, Lufkin & Jenrette Securities Corporation..........
PaineWebber Incorporated.....................................
BT Alex. Brown Incorporated..................................
Banc of America Securities LLC...............................


                                                                     ----------
Total........................................................        29,280,000
                                                                     ==========




                                     Sch A-1

                                                                      SCHEDULE B


                                                NUMBER OF INITIAL          MAXIMUM NUMBER
                                                 U.S. SECURITIES           OF U.S. OPTION
NAME OF ENTITY SELLING SECURITIES                  TO BE SOLD          SECURITIES  TO BE SOLD
---------------------------------                  ----------          ----------------------
Azurix Corp. ..................................    13,680,000                       -0-
Atlantic Water Trust...........................    15,600,000                 4,392,000
                                                   ----------                 ---------
         Total.................................    29,280,000                 4,392,000
                                                   ==========                 =========



                                     Sch B-1

                                                                      SCHEDULE C

                                  AZURIX CORP.
                        29,280,000 SHARES OF COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)




         1. The initial public offering price per share for the U.S. Securities, determined as provided in Section 2, shall be $_______.

         2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $________, being an amount equal to the initial public offering price set forth above less $______ per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.



                                     Sch C-1

                                                                      SCHEDULE D

                  LIST OF PERSONS SUBJECT TO LOCK-UP AGREEMENTS


         All executive officers and directors of Azurix Corp. referenced in the Prospectus under the caption "Management - Executive Officers and Directors," Rodney Faldyn and Andrea Mainelli.



                                     Sch D-1

                                                                     EXHIBIT A-1


                    FORM OF OPINION OF VINSON & ELKINS L.L.P.
                           TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)(i)

I.       Opinions Concerning the Company

         (i) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

         (ii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

         (iii) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses and each amendment or supplement to the Registration Statement and the Prospectuses as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial or accounting information included therein or omitted therefrom, as to which we need express no opinion) appear on their face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

         (iv) If Rule 434 has been relied upon, the Prospectuses were not "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective.

         (v) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

         (vi) The information in the Prospectuses under "Material United States Federal Income Tax Consequences to Non-United States Holders of Common Stock" to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by us and fairly presents the information called for with respect thereto and fairly summarizes the matters referred to therein.

         (vii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States Federal, New York or, to the extent required under the General Corporation Law of the State of Delaware, Delaware court or governmental authority or


                                      A-1-1
agency, is necessary or required in connection with the due authorization, execution and delivery of the U.S. Purchase Agreement and the International Purchase Agreement or for the offering, issuance, sale or delivery of the Securities (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion).

         (viii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

         (ix) The Company is not subject to, or is exempt from, regulation as a "holding company," or a "subsidiary company" of a "holding company," in each case under the Public Utility Holding Company Act of 1935, as amended.

II.      Opinions Concerning Selling Stockholder

         (i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States Federal, New York or, to the extent required under the General Corporation Law of the State of Delaware, Delaware court or governmental authority or agency, is necessary or required to be obtained by the Selling Stockholder for the performance by the Selling Stockholder of its obligations under the U.S. Purchase Agreement or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Securities (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we need express no opinion).

         (ii) The Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by the Selling Stockholder and constitutes the legal, valid and binding agreement of the Selling Stockholder.

         (iii) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

         (iv) The Attorney-in-Fact has been duly authorized by the Selling Stockholder to deliver the U.S. Securities on behalf of the Selling Stockholder in accordance with the terms of the U.S.
Purchase Agreement.

         (v) The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the U.S. Securities and the consummation of the transactions contemplated in the U.S. Purchase Agreement and the International Purchase Agreement and in the Registration Statement and compliance by the Selling Stockholder with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized by all necessary action on the part of the Selling Stockholder and do not and will not, whether with or without the


                                      A-1-2
giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Stockholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement listed in an exhibit to the opinion to which the Selling Stockholder is a party or by which it may be bound, or to which any of the property or assets of the Selling Stockholder may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect) nor will such action result in any violation of (i) the provisions of the certificate of trust and Trust Agreement of the Selling Stockholder, if applicable, or (ii) any applicable law, statute, rule and the International Purchase Agreement, regulation, judgment, order writ or decree, known to us, of any government, governmental instrumentality or court, having jurisdiction over the Selling Stockholder or any of its properties, assets or operations, except in the case of clause (ii) for violations that would not have a Material Adverse Effect.

         (vi) To the best of our knowledge, the Selling Stockholder has valid and marketable title to the Securities to be sold by the Selling Stockholder pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver such Securities pursuant to the U.S. Purchase Agreement and the International Purchase Agreement. By delivery of a certificate or certificates therefor the Selling Stockholder will transfer to the Underwriters who have purchased such Securities pursuant to the U.S. Purchase Agreement and the International Purchase Agreement (without notice of any defect in the title of the Selling Stockholder and who are otherwise bona fide purchasers for purposes of the Uniform Commercial Code) valid and marketable title to such U.S. Securities, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

         (vii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the U.S. Purchase Agreement and the International Purchase Agreement or pursuant to reservations, agreements, or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses); the shares of issued and outstanding capital stock of the Company, including the U.S. Securities to be purchased by the U.S. Underwriters from the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

III.     Matters Concerning the Registration Statement and the Prospectuses

         We have participated in conferences with officers and other representatives of the Company and the underwriters, with representatives of counsel for the underwriters and with representatives of the auditors of the Company, at which conferences the contents of the Registration Statement and the Prospectuses and related matters were discussed. Although we have not undertaken to determine


                                      A-1-3
independently, and do not assume any responsibility for, or express any opinion regarding, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, based upon the participation described above (relying as to matters of fact upon statements made to us by representatives of the Company) and subject to the next succeeding sentence, no information has come to our attention that causes us to believe that (a) the Registration Statement and the Prospectus do not comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or (b)(i) the Registration Statement, at the time that it became effective or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein not misleading or (ii) the Prospectus, at the date of the Prospectus or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In making the foregoing statement, we do not express any comment or belief with respect to the financial statements, the notes thereto, the schedules or the other financial or accounting information contained in the Registration Statement or the Prospectus.

         In rendering the foregoing opinions, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, the Selling Stockholder and Enron and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                      A-1-4

                                                                     EXHIBIT A-2

                     FORM OF OPINION OF JOHN C. ALE, ESQUIRE

              EXECUTIVE DIRECTOR AND GENERAL COUNSEL OF THE COMPANY

                  TO BE DELIVERED PURSUANT TO SECTION 5(b)(ii)

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

         (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (iv) The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company, and the U.S. Securities to be purchased by the U.S. Underwriters from the Selling Stockholder, have been duly authorized for issuance and sale to the Underwriters pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth in the U.S. Purchase Agreement and the International Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

         (v) The issuance and sale of the Securities by the Company, and the sale of the U.S. Securities by the Selling Stockholder, is not subject to the preemptive or other similar rights of any securityholder of the Company.

         (vi) Each of the Subsidiaries (other than Azurix Europe Ltd., Wessex Water Ltd. and Wessex Water Services Ltd. (the "English Subsidiaries")) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority and all governmental licenses, authorizations, consents and approvals to own, lease and operate its properties and to conduct its business as described in the Prospectuses and, to the best of my knowledge, each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary (and, in


                                      A-2-1
the case of Philip Utilities Management Corporation and any of its subsidiaries, to my knowledge) has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

         (vii) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry, or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely the consummation of the transactions contemplated in the U.S. Purchase Agreement and International Purchase Agreement or the performance by the Company of its obligations thereunder.

         (viii) The information in the Prospectuses under "Business--Property," and "Business--Litigation," to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by me and fairly presents the information called for with respect thereto and fairly summarizes the matters referred to therein.

         (ix) To the best of my knowledge, there are no statutes or regulations that are required to be described in the Prospectuses that are not described as required.

         (x) All descriptions in the Prospectuses of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

         (xi) Neither the Company nor any subsidiary is in violation of its charter or by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material ("material" for purposes of this opinion means any agreement or instrument filed as an exhibit to the Registration Statement or involving a commitment of $25,000,000 or more) contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect.

         (xii) The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration Statement


                                      A-2-2

(including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreements) under or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges, or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter or by-laws of the Company or any Subsidiary, or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations, except in the case of clause (ii) for violations that would not have a Material Adverse Effect.

         (xiii) Except as described in the Registration Statement, to the best of my knowledge, there are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

         (xiv) To the best of my knowledge, none of the AEL Companies is in violation of its memorandum or articles of association.

         Subject to the next succeeding sentence, no information has come to my attention that causes me to believe that (i) the Registration Statement, at the time that it became effective or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein not misleading or (ii) the Prospectus, at the date of the Prospectus or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In making the foregoing statement, I do not express any comment or belief with respect to the financial statements, the notes thereto, the schedules or the other financial information contained in the Registration Statement or the Prospectus.

         In rendering the foregoing opinions, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, the Selling Stockholder and Enron and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                      A-2-3

                                                                     EXHIBIT A-3

                     FORM OF OPINION OF LINKLATERS & PAINES

                         ENGLISH COUNSEL FOR THE COMPANY

                  TO BE DELIVERED PURSUANT TO SECTION 5(b)(iii)


         (i) Each of Azurix Europe Ltd., Wessex Water Ltd. and Wessex Water Services Ltd. (the "AEL Companies") is a private limited company duly incorporated, validly existing and in good standing under law of England and Wales and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses. Wessex Water Services Ltd. has been duly licensed as a water and wastewater service company as described in the Prospectuses.

         (ii) We have reviewed the information in the Prospectuses under "Business--Existing Azurix Assets--Wessex--Customer Charges" and "Regulatory Matters--U.K. Regulatory Matters", to the extent that information constitutes matters of law or regulation, summaries of legal matters or legal conclusions, in each case under the law of the United Kingdom, and that information fairly presents the material information with respect to the matters addressed and fairly summarizes the matters referred to in those sections.

         In rendering the foregoing opinions, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries, the Selling Stockholder and Enron and public officials.


                                      A-3-1

                                                                     EXHIBIT A-4



                FORM OF OPINION OF JAMES V. DERRICK, JR., ESQUIRE

               SENIOR VICE PRESIDENT AND GENERAL COUNSEL OF ENRON

                  TO BE DELIVERED PURSUANT TO SECTION 5(b)(iv)

         (i) Enron has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Oregon.

         (ii) Enron has corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

         (iii) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by Enron.

         (iv) The execution, delivery and performance by Enron of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation by Enron of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration Statement and compliance by Enron with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement do not and will not (A) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of Enron or any subsidiary of Enron listed on Schedule I hereto ("Enron Subsidiary") or any material ("material" for purposes of this opinion involving a commitment of $50,000,000 or more) indenture, loan agreement, mortgage or, to my knowledge, other agreement to which Enron or any of the Enron Subsidiaries is a party or by which Enron or any of the Enron Subsidiaries or any of their respective property is bound, (B) violate or conflict with any existing applicable law or any rule, regulation, judgment, order or decree of any court or domestic governmental body or agency known to me and having jurisdiction over Enron, any of the Enron Subsidiaries or any of their respective property or (C) result in the suspension, termination or revocation of any authorization of Enron or any of the Enron Subsidiaries or any other impairment of rights of the holder of any such authorization that would have a material adverse effect on Enron and its subsidiaries, taken as a whole.




                                      A-4-1

                                   SCHEDULE I

                                  Subsidiaries

Citrus Corp.
Enron Capital & Trade Resources Corp.
Enron International Inc.
Enron Oil & Gas Company
Enron Power Corp.
Florida Gas Transmission Company
Houston Pipe Line Company
Northern Natural Gas Company
Portland General Electric Company
Transwestern Pipeline Company




                                      A-4-2

                                                                       EXHIBIT B

                            __________________, 1999




MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
PaineWebber Incorporated
BT Alex. Brown Incorporated
Banc of America Securities LLC
   as U.S. Representatives of the several U.S. Underwriters
c/o  Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

MERRILL LYNCH INTERNATIONAL
Credit Suisse First Boston (Europe) Limited
Donaldson, Lufkin & Jenrette International
PaineWebber International (U.K.)  Ltd.
ABN AMRO Rothschild
HSBC Investment Banking, Inc.
c/o  Merrill Lynch International
         Ropemaker Place
25 Ropemaker Street
London EC24 9L4
England

         Re:      Proposed Public Offering by Azurix Corp.

Dear Sirs:

         The undersigned, a stockholder or option holder and an officer and/or director of Azurix Corp., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), its international affiliate, Merrill Lynch International Limited, and certain other underwriters propose to enter into two Purchase Agreements (the "Purchase Agreements") with the Company and the Selling Stockholder providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such offerings will confer upon the undersigned as a stockholder or option holder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreements that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, sell short, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided that shares of Common Stock or securities convertible or exercisable into Common Stock may be transferred as bona fide gifts by stockholders to such stockholder's spouse, children, siblings, parents or other descendants or trusts controlled by such stockholder who agree prior to such transfer to be bound by a similar lock-up agreement.

                                          Very truly yours,




                                          Signature:
                                                    ----------------------------

                                          Print Name:
                                                     ---------------------------



                                       B-2